SECURITIES AND EXCHANGE
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2025
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INSPIRE MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38468	26-1377674
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5500 Wayzata Blvd., Suite 1600
Golden Valley, Minnesota 55416
(Address of principal executive offices) (Zip Code)

(844) 672-4357
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e) On August 22, 2025, Richard J. Buchholz notified Inspire Medical Systems, Inc. (the “Company”) of his decision to step down as Chief Financial Officer of the Company in order to pursue other professional opportunities. Mr. Buchholz's decision was not due to a dispute or disagreement with the Company or its management regarding any matter relating to the Company’s operations, policies, or practices, including with respect to any matters relating to the Company’s accounting practices or financial reporting.

In connection with the foregoing, on August 26, 2025, the Company and Mr. Buchholz entered into a Transition and Separation Agreement (the “Transition Agreement”). Subject to the terms and conditions of the Transition Agreement, Mr. Buchholz agreed to resign from his position as Chief Financial Officer of the Company, which resignation will be effective as of the earlier of (i) December 31, 2025, and (ii) the date immediately preceding the date on which a permanent successor Chief Financial Officer is hired and commences employment with the Company. Mr. Buchholz will remain the Company’s principal financial officer and principal accounting officer through the effective date of his resignation. Following such date and through February 28, 2026, Mr. Buchholz will continue to be employed by the Company in a financial advisory role to ensure a smooth transition. Throughout the transition period, Mr. Buchholz will continue to receive his current base salary and be eligible to participate in applicable employee benefit plans. In exchange for the transition services, Mr. Buchholz will receive (i) a cash payment in an amount equal to nine (9) months of his 2025 annual base salary, less all applicable taxes and withholdings, to be paid in accordance with the Company’s regular payroll practices, and (ii) up to nine (9) months of COBRA continuation coverage. The Transition Agreement also includes customary provisions regarding confidentiality, non-disparagement, and release of claims. The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Company has commenced a search for a new Chief Financial Officer with the assistance of a leading executive search firm.

Item 7.01 Regulation FD Disclosure.

On August 26, 2025, the Company issued a press release regarding the events described in Item 5.02. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto is being furnished hereby and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release of Inspire Medical Systems, Inc., dated August 26, 2025.

10.1	Transition and Separation Agreement by and between Inspire Medical Systems, Inc. and Richard J. Buchholz, dated August 26, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRE MEDICAL SYSTEMS, INC.

Date:	August 26, 2025	By:	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel

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